EXHIBIT 99.1

PhenomeX Reports Second Quarter 2023 Financial Results and Provides Business Update

Strategic Alternatives Process Continuing; Board Focused on Maximizing Stockholder Value

EMERYVILLE, Calif., August 14, 2023 – PhenomeX, Inc. (Nasdaq: CELL), a life sciences tools company, today reported financial results for the second quarter ended June 30, 2023.

Recent Highlights
•Achieved total revenue of $14.1 million for the second quarter of 2023, with $7.3 million in recurring revenue
•Placed five platforms, including the sale of the first Beacon QuestTM, bringing total PhenomeX installed base to 435 placements
•Launched Beacon Quest and Beacon Select™ for antibody discovery to broaden accessibility of technology through lower price point targeting the academic market and mid-sized CDMO/CRO market, respectively
•Advanced the development of PhoeniX, the next-generation optofluidics platform, which is expected to be in beta in 2024
•Demonstrated PhenomeX’s adeno-associated virus (AAV) cell line development workflow is compatible with producer cell lines used by three different gene therapy developers
•Achieved more than $70 million in annualized run-rate synergies exceeding previously communicated financial target

“In the second quarter, PhenomeX delivered solid operational performance through the enhancement of our product portfolio and pricing strategy, highlighted by the recent launches of Beacon Quest into the academic market and Beacon Select for antibody discovery,” said Siddhartha Kadia, Ph.D., chief executive officer of PhenomeX. “In addition, we have made significant progress in our Commercial operations and AAV cell line development workflow.”

Commercial Update
Under the leadership of Dr. Yan Zhang, chief commercial officer, PhenomeX expanded its geographic presence in key markets in Asia while also stabilizing its sales force following the integration of Isoplexis. The Company hired seasoned life sciences executives as key regional general managers in Japan and China. The Commercial team has begun cross-selling training for both the optofluidics and proteomics technologies and is experiencing positive momentum globally with the Beacon Quest launch in the academic market.
AAV Cell Line Development Workflow Update
PhenomeX has validated that its AAV cell line development workflow is now compatible with producer cell lines used by three different gene therapy developers, compared to one developer last quarter. These evaluations drive confidence that the established AAV workflow on the Beacon platform can predict cell line productivities of multiple AAV serotypes and induction mechanisms, including cell lines induced using small molecules like doxycycline. Given stable producer cell lines for AAV production are induced using either helper virus or a small molecule inducer, the Beacon platform workflow addresses the key bottleneck in the adoption of stable cell lines in the gene therapy manufacturing space. AAV cell line development service agreements for gene therapy continues to be the largest commercial growth driver opportunity for PhenomeX.

Second Quarter 2023 Financial Results
Revenue was $14.1 million for the second quarter of 2023, comprised of $12.1 million of Optofluidics revenue and $2.0 million of Proteomics revenue. Platform revenue was $6.5 million and recurring revenue was $7.3 million in the second quarter of 2023.
The installed base increased by five platforms during the second quarter of 2023, with three Proteomic platforms and two Optofluidic platforms, including one Beacon, one Quest, and additional revenue from one trade up and two subscription buy outs. This brings the total installed base of PhenomeX to 435 platforms.
Gross profit was $6.0 million for the second quarter of 2023 compared to $12.9 million for the corresponding prior year period. Gross margin decreased from 67% to 43% primarily as a result of increased inventory reserves, idle manufacturing costs and amortization expense related to certain assets acquired in the IsoPlexis merger. Excluding a one-time excess and obsolete inventory reserve adjustment of $1.7 million and amortization expenses of $1.2 million, on a non-GAAP basis, the adjusted gross profit was $9.0 million and adjusted gross margin was 64%.

Operating expenses were $53.3 million, inclusive of $3.7 million of stock-based compensation, for the second quarter of 2023, compared to $38.5 million, inclusive of $6.6 million of stock-based compensation for the second quarter of 2022. Operating expenses in the second quarter of 2023 included a goodwill impairment charge of $16.6 million and restructuring charges of $1.1 million. Excluding these one-time charges, on a non-GAAP basis, adjusted operating expenses for the second quarter of 2023 were down by approximately 7% compared to the second quarter of 2022.

Net loss was $50.2 million for the second quarter of 2023, compared to $25.7 million for the corresponding prior year period.
Cash and cash equivalents were $31.0 million as of June 30, 2023. During the quarter, the Company repaid in full all outstanding indebtedness under the Second Amended Loan Agreement with East West Bank, resulting in a loss on debt extinguishment of $1.8 million primarily as a result of the write off of capitalized debt issuance costs and an early prepayment penalty.

2023 Guidance Outlook
PhenomeX reiterates full year 2023 revenue to be in the range of $75 to $85 million dollars and updates its GAAP gross margin target range to be 57% to 60%, as a result of purchase price accounting for the IsoPlexis acquisition. On a non-GAAP basis, the adjusted gross margin target range is expected to be 62% to 65%. This range factors in macroeconomic headwinds, significant slowdown in decision-making cycles for large capital purchases and our ongoing commercial integration efforts.
The Company continues to estimate its operating expenses for the third quarter to be approximately $35 million, and the fourth quarter of 2023 to be approximately $33 million, as communicated in its first quarter of 2023 earnings results. As a result, operating expenses for the full year 2023 is projected to be $135 million, which would be greater than a 40% reduction in non-GAAP operating expenses from $235 million in 2022 on a pro-forma basis, which excludes restructuring and transaction expenses.

Ongoing Exploration of Strategic Alternatives
On July 7, 2023, PhenomeX announced that its Board of Directors, with the support of management and legal advisors, launched a process to explore, review and evaluate a range of potential strategic alternatives focused on addressing capital requirements and maximizing stockholder value.
Dr. Kadia added, “The Board is continuing in its ongoing review of strategic alternatives and capital raising, and we are focused on arriving at an outcome that addresses our capital requirements and maximizes shareholder value.”
In light of this ongoing process, the Company will not host a financial results conference call this quarter. Additional operational and financial details are included in this release and will be available in the Form 10-Q accessible on the Company’s website at http://investors.phenomex.com.

About PhenomeX
PhenomeX is empowering scientists to leverage the full potential of each cell and drive the next era of functional cell biology that will advance human health. We enable scientists to reveal the most complete insights on cell function and obtain a full view of the behavior of each cell. Our unique suite of proven high-throughput tools and services offer unparalleled resolution and speed, accelerating the insights that are key to advancing discoveries that can profoundly improve the prevention and treatment of disease. Our award-winning platforms are used by researchers across the globe, including those at the top 15 global pharmaceutical companies and approximately 85% of leading U.S. comprehensive cancer centers.

Non-GAAP Financial Measures
To supplement the Company’s financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the non-GAAP measures of adjusted gross profit, adjusted gross margin and adjusted operating expenses are included in this press release. Adjusted gross profit is gross profit adjusted to exclude one-time charges such as excess and obsolete inventory reserve adjustment and amortization expenses which the Company believes provide a more meaningful representation of the Company’s profit. Adjusted operating expenses are operating expenses adjusted to exclude one-time charges such as goodwill impairment charge and restructuring charge that the Company does not consider to be part of its core operating results when assessing its performance. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release.
The Company believes these non-GAAP financial measures are useful to investors in assessing its operating performance. The Company uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. PhenomeX believes that both management and investors benefit from referring to the non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods. The Company believes its non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial measures that it uses in making operating decisions and because its investors and analysts use them to help assess the health of the Company’s business.
While the Company believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the Company’s GAAP financial statements. They should be used only as a supplement to GAAP information and should be considered only in conjunction with the consolidated financial statements prepared in accordance with GAAP.

Forward Looking Statements
This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding expectations of future operating results or financial performance, our guidance for the full year 2023, the exploration, review and evaluation of a range of potential strategic alternatives focused on addressing capital requirements and maximizing stockholder value, expectations regarding acquisition-cost reductions and estimated annualized cost synergies as a result of our acquisition of IsoPlexis, management’s estimates and expectations regarding growth of our business and market, including statements regarding the Company’s ability and timing to introduce new product offerings, including the PhoeniX, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.
In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including: our ability to successfully integrate the businesses and operations of Berkeley Lights and IsoPlexis; our ability to raise additional capital; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the failure to timely develop and achieve market acceptance of new products and services as well as existing products and services offerings; our limited operating history; our history of losses since inception; and general market, political, economic, and business conditions, including those related to the continuing impact of COVID-19 and geopolitical uncertainty. Additional risks and uncertainties are described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Press Contact
Media@phenomex.com

Investor Contact
IR@phenomex.com

PhenomeX Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Revenue:
Product revenue	$10,304	$9,468	$18,682	$19,242
Service and other revenue	3,758	9,682	13,896	20,114
Total revenue	14,062	19,150	32,578	39,356
Cost of sales:
Product cost of sales	7,089	2,614	11,001	5,309
Service cost of sales	930	3,610	2,106	7,294
Total cost of sales	8,019	6,224	13,107	12,603
Gross profit	6,043	12,926	19,471	26,753
Operating expenses:
Research and development	9,342	18,178	17,763	35,751
Selling, general and administrative	26,258	20,295	52,805	37,822
Restructuring	1,093	—	2,383	—
Loss on impairment of goodwill	16,557	—	16,557	—
Total operating expenses	53,250	38,473	89,508	73,573
Loss from operations	(47,207)	(25,547)	(70,037)	(46,820)
Other income (expense):
Interest expense	(1,632)	(227)	(2,016)	(451)
Interest income	694	53	1,521	87
Other income (expense), net	(2,049)	(22)	(3,061)	35
Loss before income taxes	(50,194)	(25,743)	(73,593)	(47,149)
Provision for income taxes	51	4	71	24
Net loss	$(50,245)	$(25,747)	$(73,664)	$(47,173)

Net loss attributable to common stockholders per share, basic and diluted	$(0.51)	$(0.38)	$(0.84)	$(0.70)
Weighted-average shares used in calculating net loss per share, basic and diluted	98,900,780	67,985,664	87,394,201	67,842,372

PhenomeX Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

Assets	June 30, 2023	December 31, 2022

Current assets:
Cash and cash equivalents	$30,964	$86,522
Short-term marketable securities	—	46,252
Trade accounts receivable, net	14,375	18,534
Inventory	41,455	18,861
Prepaid expenses and other current assets	7,992	6,783
Total current assets	94,786	176,952
Restricted cash	93	—
Property and equipment, net	32,710	23,847
Operating lease right-of-use assets	26,224	23,326
Intangible assets, net	22,499	—
Other assets	2,020	1,969
Total assets	$178,332	$226,094
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$18,631	$10,092
Accrued expenses and other current liabilities	13,946	21,340
Current portion of long-term debt	—	4,966
Deferred revenue	9,648	9,092
Total current liabilities	42,225	45,490
Long-term debt	—	14,860
Deferred revenue, net of current portion	876	963
Lease liability, long-term	23,950	22,726
Total liabilities	67,051	84,039
Stockholders’ equity:
Common stock	5	4
Additional paid-in capital	546,538	503,708
Accumulated deficit	(435,312)	(361,648)
Accumulated other comprehensive Income (loss)	50	(9)
Total stockholders’ equity	111,281	142,055
Total liabilities and stockholders’ equity	$178,332	$226,094

PhenomeX Inc.

Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited in $ thousands)

	Three Months Ended		Three Months Change
	June 30, 2023	June 30, 2022 (1)	Amount	%
GAAP Gross Profit	6,043	12,926	(6,883)	(53)%
GAAP Gross Margin	43%	67%		(24)%

Excess and obsolete inventory reserve	1,742	—	1,742	NM
Amortization inventory step up from IsoPlexis acquisition	939	—	939	NM
Amortization intangible assets acquired in IsoPlexis acquisition	232	—	232	NM
Non-GAAP Gross Profit	8,956	12,926	(3,970)	(31)%
Non-GAAP Gross Margin	64%	67%		(3)%

	Three Months Ended		Three Months Change
	June 30, 2023	June 20, 2022	Amount	%
GAAP Operating Expenses	53,250	38,473	14,777	38%

Goodwill impairment	16,557	—	16,557	NM
Restructuring charge	1,093	—	1,093	NM
Non-GAAP Operating Expenses	35,600	38,473	(2,873)	(7)%

(1) Three months ended June 30, 2022 reflect the stand-alone Berkeley Lights consolidated financial statements.